Portions of this exhibit have been redacted because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

FIRST STATE INVESTMENTS (US) LLC
AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS AMENDMENT, dated as of the last date on the signature block to the Distribution Agreement dated as of March 31, 2020, (the “Agreement”), is entered into by and between the ADVISORS SERIES TRUST, a Delaware statutory trust (the “Trust”), FIRST STATE INVESTMENTS (US) LLC, a Delaware limited liability company and the investment adviser to the Trust the (“Advisor”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor").

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust desires to add funds to its series, and intend to modify the name of existing series; and

WHEREAS, the Adviser will formally be renamed as FIRST SENTIER INVESTORS (US) LLC effective September 22, 2020

WHEREAS, Section 11.B of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

The following funds are added to Amended Exhibit A:
First Sentier American Listed Infrastructure Fund Class I (effective 10/30/20)

Amended Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

ADVISORS SERIES TRUST QUASAR DISTRIBUTORS, LLC

By: By: ________________________________
Printed Name: Printed Name: Mark Fairbanks
Title: Title: Vice President
Date: September 22, 2020 Date: September 22, 2020

FIRST SENTIER INVESTORS (US) LLC

By:
Printed Name:
Title:
Date: , 2020

Amended Exhibit A to the Distribution Agreement – First Sentier

Fund Names

Separate Series of Advisors Series Trust
Name of Series

First Sentier Global Listed Infrastructure Fund Class I
First Sentier American Listed Infrastructure Fund Class I (effective 10/30/2020)